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								Exhibit 10.1
                               AGREEMENT

	Agreement made as of the 28th day of May, 2002, between Uni-Marts, Inc., a Delaware corporation (the "Company"), and ____________ _________(the "Employee").

	WHEREAS, the Employee is presently employed by the Company as its _____________________________________________;

	WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among employees, may result in the departure or distraction of key employees to the detriment of the Company;

	WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key employees of the Company to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company; and

	WHEREAS, in order to induce the Employee to remain in the employ of the Company, the Company agrees that the Employee shall receive the compensation set forth in this Agreement as a cushion against the financial and career impact on the Employee in the event the Employee's employment with the Company is terminated subsequent to a "Change of Control" (as defined in Section 1 hereof) of the Company;

	NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

	1.	DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires:

	(a)	"Affiliate" and "Associate" shall have the respective
meanings ascribed to such terms in Rule 12b-2 of the General
Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

	(b)	"Base Compensation" shall mean the annual base salary that
was received by the Employee in all capacities with the Company, as reported for Federal income tax purposes on Form W-2, together with any salary reduction authorized amounts under any of the Company's benefit plans or programs for the last full fiscal year of the Company immediately preceding the Change of Control.

	(c)	"Beneficial Owner" of any securities shall mean:

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	(i)	that such Person or any of such Person's Affiliates or
Associates, directly or indirectly, has the right to acquire
(whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

	(ii)	that such Person or any of such Person's Affiliates or
Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this subsection (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on
Schedule 13D under the Exchange Act (or any comparable or successor report); or

	(iii)	where voting securities are beneficially owned, directly or
indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's
Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (ii) above) or disposing of any voting securities of the Company;

PROVIDED, HOWEVER, that nothing in this subsection (c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

	(d)	"Change of Control" shall mean:

	(i)	Any person, entity or "group", within the meaning of Section
13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934
(the "Exchange Act"). (excluding, for this purpose, (A) the
Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries, and (C) Henry Sahakian, Daniel
Sahakian, or their respective families), becomes the Beneficial
Owner of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

	(ii)	Individuals who, as of the date of this Agreement,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board,

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provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14 a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

	(iii)	Consummation of (A) a reorganization, merger,
consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (B) a liquidation or dissolution of the Company other than through a bankruptcy transaction or proceeding, or (C) the sale of all or substantially all of the assets of the Company to a person, entity or group in which Henry Sahakian, Daniel Sahakian, or their respective families do not own a majority of the equity.

	(e)	"Person" shall mean any individual, firm, corporation,
partnership or other entity.

	(f)	"Subsidiary" shall have the meaning ascribed to such term in
Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

	(g)	"Termination Date" shall mean the date of receipt of the
Notice of Termination described in Section 2 hereof or any later date specified therein, as the case may be.

	(h)	"Termination of Employment" shall mean the termination of the
Employee's actual employment relationship with the Company.

	(i)	"Termination following a Change of Control" shall mean a
Termination of Employment within one year after a Change of Control either:

	(i)	initiated by the Company for any reason other than (a) the
Employee's continuous illness, injury or incapacity for a period of six consecutive months or (b) for "cause," which shall mean misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its Subsidiaries taken as a whole; or

	(ii)	initiated by the Employee upon one or more of the following
occurrences:

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	(A)	any failure of the Company to comply with and satisfy any of
	the terms of this Agreement;

	(B) any change resulting in a significant reduction by the Company of the authority, duties or responsibilities of the Employee;

	(C) any removal by the Company of the Employee from the employment grade, compensation level or officer positions which the Employee holds as of the effective date hereof except in connection with promotions to higher office;

	(D) the requirement that the Employee undertake business travel (or commuting in excess of fifty miles each way) to an extent substantially greater than is reasonable and customary for the position the Employee holds.

	2.	NOTICE OF TERMINATION. Any Termination following a Change of
Control shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 14 hereof.
For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date
(which date shall not be more than 15 days after the giving of such notice).

	3.	SEVERANCE COMPENSATION UPON TERMINATION. Subject to the
provisions of Section 11 hereof, in the event of the Employee's
Termination following a Change of Control, the Company shall pay to the Employee, within fifteen days after the Termination Date, an amount in cash equal to the Employee's Base Compensation.

	4.	OTHER PAYMENTS. The payment due under Section 3 hereof shall be in addition to and not in lieu of any payments or benefits due to the Employee under any other plan, policy or program of the Company except that no payments shall be due to the Employee under the Company's then severance pay plan for employees, if any.

	5.	ESTABLISHMENT OF TRUST. The Company has established an
irrevocable trust fund (the "Trust Fund") pursuant to a trust agreement to hold assets contributed to satisfy its obligations hereunder. Funding of such trust fund shall be subject to the Company's discretion, as set forth in the agreement pursuant to which the fund will be established. Notwithstanding the foregoing:

	(i) Upon a Change of Control of the Company, the Chief Financial Officer of the Company, or his authorized representa-tive (herein-after referred to collectively as the "Treasurer"), shall immediately remit to the Trustee of the Trust Fund as a contribution to the applicable trust estab-lished as part of the Trust Fund for the bene-fit of the Employee the amount due under this Agreement and not yet contributed to the Trustee as well as an amount

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      estimated to be sufficient to pay all fees and expenses
	that may thereafter become due. The Trustee shall be under no duty to determine the sufficiency, or to enforce the making, of such contributions.

	(ii) In the event that the Chairman of the Board determines that a Change of Control of the Company is imminent, the Treasurer shall make the payments to the Trustee specified in (i). If a Change of Control of the Company shall not have occurred within ninety (90) days of the contribu-tions made pursuant to this
	Section 5 and the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change of Con-trol of the Company is not imminent, any amounts added to the Trust Fund pursuant to this Sec-tion, together with any earnings there-on, shall be paid by the Trustee to the Company.

	6.	ENFORCEMENT.

	(a)	In the event that the Company shall fail or refuse to make
payment of any amounts due the Employee under Sections 3 and 4 hereof within the respective time periods provided therein, the Company shall pay to the Employee, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required under Section 3 and 4, as appropriate, until paid to the Employee, at the rate from time to time announced by Provident
Bank as its "prime rate" plus 2%, each change in such rate to take effect on the effective date of the change in such prime rate.

	(b)	It is the intent of the parties that the Employee not be
required to incur any expenses associated with the enforcement of his rights under this Agreement by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, the Company shall pay the Employee on demand the amount necessary to reimburse the Employee in full for all expenses (including all attorneys' fees and legal expenses) incurred by the Employee in enforcing any of the obligations of the Company under this Agreement.

	7.	NO MITIGATION. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise.

	8.	NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall
prevent or limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company or any of its Subsidiaries or Affiliates and for which the Employee may qualify; provided, however, that the Employee hereby waives the Employee's right to receive any payments under any severance pay plan or similar program applicable to other employees of the Company .

	9.	NO SET-OFF. The Company's obligation to make the payments
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by

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any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others.

	10.	TAXES. Any payment required under this Agreement shall be
subject to all requirements of the law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

	11.	TERM OF AGREEMENT. The term of this Agreement shall be for
two years from the date hereof; provided, however, that this Agreement may be renewed for successive one-year periods if the Company notifies the Employee in writing that this Agreement will be so renewed at least sixty days prior to the end of the current term; provided, however, that (i) after a Change of Control during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied or have expired, and (ii) this Agreement shall terminate if, prior to a Change of Control, the employment of the Employee with the Company or any of its Subsidiaries, as the case may be, shall terminate for any reason, or the Employee shall cease to be an Employee.

	12.	SUCCESSOR COMPANY. The Company shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or successions had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any such successor or successors to its business and/or assets, jointly and severally.

	13.	NOTICE. All notices and other communications required or
permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

	If to the Company, to:

	Uni-Marts, Inc.
	477 East Beaver Avenue
	State College, PA 16801-5690
	Attention: Corporate Secretary

	If to the Employee, to:





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or to such other names or addresses as the Company or the
Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section; provided, however, that if no such notice is given by the Company following a Change of Control, notice at the last address of the Company or to any successor pursuant to Section 12 hereof shall be deemed sufficient for the purposes hereof. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

	14.	GOVERNING LAW. This Agreement shall be governed by and
interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.
15. Contents of Agreement, Amendment and Assignment.

	(a)	This Agreement supersedes all prior agreements, sets forth
the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by the Employee and approved by the Board and executed on the Company's behalf by a duly authorized officer. The provisions of this Agreement may provide for payments to the Employee under certain compensation or bonus plans under circumstances where such plans would not provide for payment thereof. It is the specific intention of the parties that the provisions of this Agreement shall supersede any provisions to the contrary in such plans, and such plans shall be deemed to have been amended to correspond with this Agreement without further action by the Company or the Board.

	(b)	Nothing in this Agreement shall be construed as giving the
Employee any right to be retained in the employ of the Company.

	(c)	All of the terms and provisions of this Agreement shall be
binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee and the Company hereunder shall not be assignable in whole or in part by the Company.

	16.	SEVERABILITY. If any provision of this Agreement or
application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

	17.	REMEDIES CUMULATIVE; NO WAIVER. No right conferred upon the
Employee by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employee in exercising any right, remedy or power hereunder or existing at law or in

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equity shall be construed as a waiver thereof, including, without limitation, any delay by the Employee in delivering a Notice of Termination pursuant to Section 2 hereof after an event has occurred which would, if the Employee had resigned, have constituted a Termination following a Change of Control pursuant to Section 1(l)(ii) of this Agreement.

	18.	MISCELLANEOUS. All section headings are for convenience only.
This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

	IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

Attest:					 UNI-MARTS, INC.

	[Seal]


					By:
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Assistant Secretary	 		Chairman of the Board and
						Chief Executive Officer


-----------------------			--------------------------
Witness				      Employee




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